Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of the Mohegan Tribal Gaming Authority (the “Authority”) of our reports dated December 17, 2002 relating to the financial statements and financial statement schedule of the Authority, which appears in such Registration Statement. We also consent to the reference to us in the first paragraph under the heading “Independent Accountants” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

September 18, 2003